UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2005

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of M/I Homes, Inc. (the “Company”), at its meeting held on February 16, 2005, took two actions with regard to compensation for its executive officers as follows:

1.
The Committee approved a new annual base salary of $400,000 for Phillip G. Creek, Senior Vice President and Chief Financial Officer, effective February 16, 2005. This increase was based on a review of Mr. Creek’s performance and a review of industry comparisons.

2.
Pursuant to the terms of the Company’s 2004 Executive Officers Compensation Plan (the “Plan”), which was adopted by the Company’s Board in March 2004 and approved by the Company’s shareholders at its 2004 Annual Meeting of Shareholders, the Committee established Award Formulas and Performance Goals (each as defined in the Plan), including targets for net income, customer service and the return on beginning equity for each executive officer for their 2005 performance bonus under the Plan. Attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein is a copy of each executive officer’s Award Formulas and Performance Goals for their 2005 performance bonus under the Plan.

In addition to the above, the Committee recommended and the Board approved, a change to the annual retainer portion of the compensation for its Non-Employee, Outside Directors (the “Outside Directors”) from $36,000 per year to $50,000 (or in the case of the Audit Committee Chairman, from $50,000 to $75,000), effective for the February 16, 2005 meeting. The retainer fee is paid quarterly (at each Board meeting date). Pursuant to the Company’s Directors’ Deferred Compensation Plan, the Outside Directors may elect to defer payments of all or a portion of their annual retainer.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On February 16, 2005, the Board upon the recommendation of the Nominating and Governance Committee, appointed Dr. Joseph A. Alutto as a director to fill the vacancy created when former Chairman Irving E. Schottenstein passed away in February 2004. Dr. Alutto will serve until the 2005 Annual Meeting of Shareholders and will stand for election at such meeting to serve until the 2008 Annual Meeting of Shareholders. Dr. Alutto has not been appointed to serve on any committee of the Board at this time. There were no arrangements or understandings between Dr. Alutto and any other persons, pursuant to which Dr. Alutto was selected as a director. No information is required to be disclosed pursuant to Item 404(a) of Regulation S-K. A copy of the press release announcing Dr. Alutto’s appointment is furnished herewith as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit No.	Description of Documents
10.1	2005 Award Formulas and Performance Goals - Chairman and Chief Executive Officer
10.2	2005 Award Formulas and Performance Goals - Chief Operating Officer
10.3	2005 Award Formulas and Performance Goals - Senior Vice President and Chief Financial Officer
99.1	Press release dated February 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2005

M/I Homes, Inc.

By:	/s/ Phillip G. Creek
Phillip G. Creek
Senior Vice President,
Chief Financial Officer, Director
(Principal Financial Officer)

Index to Exhibits

Exhibit No.	Description of Documents
10.1	2005 Award Formulas and Performance Goals - Chairman and Chief Executive Officer
10.2	2005 Award Formulas and Performance Goals - Chief Operating Officer
10.3	2005 Award Formulas and Performance Goals - Senior Vice President and Chief Financial Officer
99.1	Press release dated February 17, 2005